UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

651 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on November 11, 2021, the stockholders of Cardiovascular Systems, Inc. (the “Company”) approved a 1,700,000 share increase to the number of shares of the Company’s common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Stockholders on November 11, 2021. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1. Proposal to elect Class I directors to hold office until the fiscal 2024 Annual Meeting of Stockholders.

Class I Director’s Name	For	Against	Abstain	Broker Non-Votes
Augstine Lawlor	25,726,423	8,881,818	29,917	2,736,623
Erik Paulsen	32,234,955	2,374,578	28,625	2,736,623

2. Proposal to approve a 1,700,000 share increase to the number of shares of the Company’s common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
33,693,473	915,263	29,422	2,736,623

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2022.

For	Against	Abstain	Broker Non-Votes
37,168,289	175,724	30,768	—

4. Proposal to cast a non-binding advisory vote on the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
33,042,239	1,315,452	280,467	2,736,623

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2021

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary